UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):    June 22, 2007

                               TRANS ENERGY, INC.
                               ------------------
             (Exact name of registrant as specified in its charter)

          NEVADA                         0-23530               93-0997412
----------------------------           -----------         ------------------
(State or other jurisdiction           (Commission           (IRS Employer
     of incorporation)                 File Number)        Identification No.)

        210 Second Street, P.O. Box 393, St. Mary's, West Virginia 26170
                    (Address of principal executive offices)

Registrant's telephone number, including area code: (304) 684-7053

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                                    FORM 8-K

Section 1 - Registrant's Business and Operations

Item 1.01     Entry into a Material Definitive Agreement.

     On June 22, 2007, Trans Energy, Inc. announced that it had finalized a financing agreement with CIT Capital USA Inc. Under the terms of the agreement, CIT will fully underwrite $18.0 million in financing for Trans Energy in the form of a senior secured revolving credit facility ("Revolving Credit Facility" or "Revolver"). Trans Energy will also have the ability to increase the credit facility to $30.0 million in the future with increases in its reserves.

     Funds realized from the financing agreement will be used to facilitate the company's 2007 drilling program. Trans Energy has begun drilling the first of up to 30 wells the company plans to drill during 2007 and has contracted for a drilling rig to be used for the balance of the year, with an option to extend through 2008.

     As compensation for CIT's services, Trans Energy agrees to (i) pay CIT a closing fee in the amount of $200,000, and (ii) grant CIT a 2% net profits interest in and to all of Trans Energy's oil and gas properties currently owned and any additional oil and gas property acquired. Also, Trans Energy will pay CIT an additional fee equal to 1.25% on any increases in the borrowing base over the initial amount of $18.0 million. Further, Trans Energy agrees to reimburse CIT for all reasonable out-of-pocket fees and expenses such as legal counsel, consultants, appraisers, travel and accommodations incurred in connection with the transaction.

     The term of the financing agreement is three years. Throughout the life of the agreement, Trans Energy may borrow, repay and reborrow funds so long as the sum of the aggregate loans outstanding at any time, plus the aggregate face amount of any letters of credit, does not exceed the initial base of $18.0 million, which can be increased to $30.0 million. Trans Energy will also pledge as collateral for the loans certain oil and gas properties and related assets and interests.

Section 9 - Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits.

     (c) Exhibits

     Exhibit No.      Description

         10.1     Credit Agreement with CIT Capital USA Inc.
         99.1     Press Release dated June 22, 2007
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Notes about Forward-looking Statements

     Statements contained in this current report that are not historical facts, including all statements regarding the consummation of the acquisition of assets, may be considered "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and the current economic environment. Trans Energy cautions the reader that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            TRANS ENERGY, INC.



Date:   June 22, 2007                       By         /S/ JIM ABCOUWER
                                               ---------------------------------
                                                    Jim Abcouwer
                                                    President

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